    As filed with the Securities and Exchange Commission on March 27, 2001
                                                      Registration No. 333-69829

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          THE SPECTRANETICS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                          84-0997049
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

                                96 Talamine Court
                        Colorado Springs, Colorado 80907
                                 (719) 633-8333
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                Joseph A. Largey
                      President and Chief Executive Officer
                          The Spectranetics Corporation
                                96 Talamine Court
                        Colorado Springs, Colorado 80907
                                 (719) 633-8333
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                 ---------------

                                   Copies to:
                           Kimberly L. Wilkinson, Esq.
                          Tiffanie C. De Liberty, Esq.
                                Latham & Watkins
                        505 Montgomery Street, Suite 1900
                         San Francisco, California 94111
                                 (415) 391-0600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

     The Registrant hereby withdraws from registration under the Securities Act of 1933, as amended, 789,500 shares of common stock, par value $0.001 per share ("Common Stock"), registered under this Registration Statement. Such shares constitute all of the unsold shares of Common Stock registered hereunder for the account of certain stockholders of the Registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, Colorado on March 27, 2001.

                                   THE SPECTRANETICS CORPORATION

                                   By     /s/  JOSEPH A. LARGEY
                                     -------------------------------------------
                                               Joseph A. Largey
                                      President and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY EACH OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                EMILE J. GEISENHEIMER*                            Chairman of the Board and Director               March 27, 2001
-----------------------------------------------------
                 Emile J. Geisenheimer

                  /s/  JOSEPH A. LARGEY                     President, Chief Executive Officer and Director        March 27, 2001
-----------------------------------------------------                (Principal Executive Officer)
                   Joseph A. Largey

                   /s/  PAUL C. SAMEK                                  Vice President, Finance                     March 27, 2001
-----------------------------------------------------        (Principal Financial and Accounting Officer)
                     Paul C. Samek

                CORNELIUS C. BOND, JR.*                                        Director                            March 27, 2001
-----------------------------------------------------
                Cornelius C. Bond, Jr.

                    JAMES A. LENT*                                             Director                            March 27, 2001
-----------------------------------------------------
                     James A. Lent

                JOSEPH M. RUGGIO, M.D.*                                        Director                            March 27, 2001
-----------------------------------------------------
                Joseph M. Ruggio, M.D.

                   JOHN G. SCHULTE*                                            Director                            March 27, 2001
-----------------------------------------------------
                    John G. Schulte

             * By:  /s/  JOSEPH A. LARGEY                                                                          March 27, 2001
-----------------------------------------------------
                   Joseph A. Largey
                   Attorney-in-Fact



                                       3